ASSIGNMENT OF PROPERTY

15 **THIS ASSIGNMENT OF PROPERTY** (the "Agreement") is made and entered into this 15 day of June, 2006 (the "Effective Date") by and between **ROBIN RANKIN**, an individual resident of the State of Utah ("Rankin"), and **SPECTRUMDNA, INC.**, a Utah corporation ("the Company"). Rankin and the Company are sometimes referred to herein individually as a "Party" and together as the "Parties."

RECITALS

Rankin is the owner, in whole, or in part along with Jim Bainster, of all right, title and interest in and to the following Enginet web properties, including, without limitation, all source code, documentation, related URLs, intellectual property rights and other rights related thereto (collectively, the "Property"):

Addictionary;
Syncrave (f/k/a "MoveeNite");
Webheads;
PsychicXchange;
ProtectMyID; and
Exploits

Rankin desires to assign and transfer to the Company all of Rankin's interest in the Property, and the Company desires to accept the Property from Rankin, all upon the terms and conditions set forth herein.

NOW, THEREFORE, for the mutual consideration set out herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Assignment and Transfer of Property. Subject to the terms and conditions of this Agreement, Rankin hereby assigns and transfers the Property to the Company, and the Company hereby accepts the Property from Rankin.

2. Representations and Warranties of Rankin. Rankin hereby represents and warrants that the following representations and warranties are true and correct as of the date hereof:

A. The Property. Rankin owns, in whole or in part along with Jim Banister, the Property and such Property is free from claims, liens or other encumbrances. Rankin has the unqualified right to transfer and dispose of his interest in the Property, subject to the laws of bankruptcy, insolvency, and general creditors' rights.

B. Authority. This Agreement has been duly and validly executed and delivered by Rankin and is enforceable in accordance with its terms. Rankin has the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants that this Agreement has been duly and validly executed and delivered by the Company and is enforceable in accordance with its terms. The Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

4. Nature and Survival of Representations. All representations, warranties, and covenants made by any Party in this Agreement shall survive the consummation of the transactions contemplated hereby. All of the Parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

5. Legal and Other Costs. In the event a Party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other Party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

6. Miscellaneous.

A. Further Assurances. At any time and from time to time, after the Effective Date, each Party will execute such additional instruments and take such action as may be reasonably requested by the other Party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B. Waiver. Any failure on the part of either Party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the other Party.

C. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

D. Governing Law, Jurisdiction and Venue. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the

State of Utah, notwithstanding any Utah or other conflict-of-law provision to the contrary. In the event of any legal action based on this Agreement, such action shall be commenced solely and exclusively in Salt Lake County, State of Utah. The appropriate court in that county shall have exclusive jurisdiction over the Parties and over the subject matter of the dispute, and venue shall be laid in such court.

E. Binding Effect. This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors, and assigns.

F. Entire Agreement. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the Parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any Party.

G. Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the Effective Date.

Robin Rankin

SpectrumDNA, Inc.

By:

Name:

Title: